Exhibit 99.3

eMagin Completes $1.7 Million Private Offering

BELLEVUE, Wash., April 4,  2008 (BUSINESS WIRE) -- eMagin Corporation (OTC: EMAN), a leader in OLED technology, announces completion of a $1.7 million private placement of its common stock and warrants with both new and existing institutional investors.  The net proceeds from the financing will be used to provide working capital.

Under the agreements, investors agreed to purchase 1,586,539 shares of common stock at a price of $1.04 per share and warrants to purchase 793,273 shares of common stock at an exercise price of $1.30 per share with the warrants expiring April 2, 2013.

“We are pleased to receive the support of both existing and new investors," said Admiral Thomas Paulson, eMagin’s interim chief executive officer.  "These funds will not only help to support our balance sheet, but will also allow us to undertake capital expenditures on our production line to support our efforts to increase revenues and meet expected demand this year and enhance the introduction of new products that will drive our growth in the years to come.”

Additional details regarding the private placement are provided on Form 8-K which is being filed today.  Sichenzia Ross Friedman Ference, LLP acted as the company's counsel.

About eMagin Corporation
A leader in OLED microdisplay technology and personal display systems, eMagin integrates high-resolution OLED microdisplays with magnifying optics to deliver virtual images comparable to large-screen computer and television displays in portable, low-power, lightweight personal displays. eMagin microdisplays provide near-eye imagery in a variety of products from military, industrial, medical and consumer OEMs. The company's own Z800 3DVisor(TM) provides 3D stereovision and headtracking for PC gaming, training and simulation, immersion therapy, and other applications. eMagin's microdisplay manufacturing and R&D operations are co-located with IBM on its campus in East Fishkill, New York. System design facilities and sales and marketing are located in Bellevue, Washington. eMagin has been named to Deloitte's prestigious Washington State Technology Fast 50, ranking 15th on the listing of the 50 fastest growing technology, media, telecommunications, and life sciences companies in the state.
For more information about eMagin and its OLED microdisplays, visit www.emagin.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including those regarding eMagin Corporation and its subsidiaries' expectations, intentions, strategies and beliefs pertaining to future events or future financial performance. All statements contained herein are based upon information available to eMagin's management as of the date hereof, and actual results may vary based upon future events, both within and without eMagin management's control. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of such terms, or other comparable terminology. These statements are only predictions. Actual events or results may differ materially from those in the forward-looking statements as a result of various important factors, including those described in the Company's most recent filings with the SEC. Although we believe that the expectations reflected in the forward-looking statements are reasonable, such statements should not be regarded as a representation by the Company, or any other person, that such forward-looking statements will be achieved. The business and operations of the Company are subject to substantial risks which increase the uncertainty inherent in forward-looking statements. We undertake no duty to update any of the forward-looking statements, whether as a result of new information, future events or otherwise. In light of the foregoing, readers are cautioned not to place undue reliance on such forward-looking statements.

This announcement does not constitute an offer to sell or the solicitation of offers to buy any security and shall not constitute an offer, solicitation or sale of any security in any jurisdiction in which such offer, solicitation or sale would be unlawful.

SOURCE: eMagin Corporation
Susan Jones, sjones@emagincorp.com, 425-749-3614